UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrants as specified in their charters)

Delaware	1-12994	52-1802283
Delaware	000-50694	52-1873369
(State or other jurisdiction of incorporation or organization)	(Commission File Numbers)	(I.R.S. Employer Identification Numbers)

1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code:  (703) 526-5000

Not applicable

(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 1.01.              Entry into a Material Definitive Agreement.

                                On December 1, 2004, the Board of Directors of The Mills Corporation established the following compensation to be paid to non-employee members of the Board of Directors for fiscal year 2005:

•                  Annual Retainer for Service on the Board — $50,000, payable in quarterly installments, in arrears, plus, 1,000 shares of restricted stock to vest 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant, with the date of grant being January 1, 2005.

•                  Board Meeting Fees — $2,000 per meeting for regular meetings or special meetings for which personal attendance has been requested, and $1,000 per meeting for special telephonic meetings or Executive Sessions of Non-Management Directors.

•                  Annual Retainer for Chairman of the Executive Committee, Executive Compensation Committee and International Committee — $20,000, payable in quarterly installments, in arrears.

•                  Annual Retainer for Chairman of the Audit Committee and Governance and Nominating Committee — $30,000, payable in quarterly installments, in arrears.

•                  Committee Meetings (other than Executive and Audit Committee Meetings) — $1,000 per meeting attended, whether in person or by telephone.

•                  Executive Committee and Audit Committee Meetings — $2,000 per meeting attended, whether in person or by telephone.

•                  Option Grant on Election or Re-Election — On election or re-election to the Board of Directors, an option (with the exercise price at the fair market value on the date of grant) to acquire 1,000 shares of common stock, vesting 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant.

SIGNATURE

                                Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 8, 2004

THE MILLS CORPORATION

By:	/s/ Mary Jane Morrow
Mary Jane Morrow
Executive Vice President and Chief Financial Officer (On behalf of the Registrant and as the Registrant’s Principal Financial Officer)

Dated:  December 8, 2004

THE MILLS LIMITED PARTNERSHIP

By:	The Mills Corporation, its general partner

/s/ Mary Jane Morrow
Mary Jane Morrow
Executive Vice President and Chief Financial Officer (On behalf of the Registrant and as the Registrant’s Principal Financial Officer)